Exhibit 10.10

Name:	[•]
Number of Shares of Stock subject to the Stock Option:	[•]
Type of Stock Option (NSO/ISO):	[•]
Exercise Price Per Share:	$[•]
Date of Grant:	[•]
Vesting Commencement Date	[•]

CYCLERION THERAPEUTICS
2019 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This agreement (this “Agreement”) evidences a stock option granted by Cyclerion Therapeutics, Inc. (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms of the Cyclerion Therapeutics, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.                                      Grant of Stock Option.  The Company grants to the Participant on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, pursuant to and subject to the terms set forth in this Agreement and in the Plan, up to the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.  If the “Type of Stock Option” is designated above as an “NSO,” the Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code).

If the “Type of Stock Option” is designated above as an “ISO,” the Stock Option evidenced by this Agreement is intended to be treated as an incentive stock option (that is, an option that qualifies as in incentive stock option under Section 422 of the Code) to the maximum extent provided under the Code.  To the extent the Stock Option does not qualify as an ISO, the Stock Option will be treated as an NSO.  The Participant acknowledges and agrees that the Administrator may take any action permitted under the Plan without regard to the effect such action or actions may have on the status of the Stock Option as an ISO and that such action or actions may cause the Stock Option to fail to be treated as an ISO.  Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares subject to the Stock Option and all other ISOs the Participant holds that are exercisable for the first time during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, the stock options held by the Participant or portions thereof that exceed such limit (according to the order in which they were granted in accordance with Section 422 of the Code) will be treated as NSOs.

2.                                      Vesting; Method of Exercise; Cessation of Employment.

(a)                                 Vesting.  The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” as applied to any outstanding Stock Option means that the Stock Option is then exercisable, subject in each case to the terms of the Plan.  Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as follows, subject to the Participant remaining in continuous Employment from the Date of Grant through such vesting date:

[Insert Vesting Schedule]

(b)                                 Exercise of the Stock Option.  No portion of the Stock Option may be exercised until such portion vests.  Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature or in such other form as is acceptable to the Administrator) by the Participant, or, if at the relevant time the Stock Option has passed to a beneficiary or permitted transferee, the beneficiary or permitted transferee.  Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan and consistent with the regulations promulgated under Section 424 of the Code if the Stock Option is an ISO.  The latest date on which the Stock Option or any portion thereof may be exercised is the 10th anniversary (or the fifth anniversary, in the case of an ISO held by a 10-percent stockholder within the meaning of Section 422(b)(6) of the Code) of the Date of Grant (the “Final Exercise Date”) and if not exercised by such date the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)                                  Cessation of Employment.  Except as expressly provided for in an employment agreement between the Participant and the Company that is in effect at the time of the Participant’s termination of Employment, if the Participant’s Employment ceases, the Stock Option, to the extent not then-vested, will terminate and be forfeited for no consideration, and the vested portion of the Stock Option that is then outstanding will be treated as provided in Section 4 of Plan. Notwithstanding the foregoing, the Participant acknowledges and agrees that if the Stock Option is intended to be an ISO, in the event any portion of the Stock Option is exercised after the date that is three months after the date of the cessation of the Participant’s status as an Employee, the Participant will lose the tax treatment afforded to ISOs under the Code with respect to any portion of the Stock Option so exercised.

3.                                      Forfeiture; Recovery of Compensation.

(a)                                 The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)                                 By accepting, or being deemed to have accepted, the Stock Option, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Stock Option, under the Stock Option, including the right to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence may be construed as limiting the general application of Section 7 of this Agreement.

4.                                      Nontransferability; Disqualifying Distributions.  The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.  To the extent this Stock Option is intended to be treated as an ISO, if the Participant transfers or otherwise disposes of any Shares acquired upon exercise of the Stock Option within two years from the Date of Grant or within one year after such Shares were acquired pursuant to the exercise of the Stock Option, within 15 days following such transfer or disposition, the Participant will notify the Company in writing of such transfer or disposition.

5.                                      Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the Stock Option, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld, if any.  No Shares will be issued pursuant to the exercise of the Stock Option unless and until the person exercising the Stock Option has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements (if any), or has made other arrangements satisfactory to the Company with respect to such taxes.  The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 5.

6.                                      Effect on Employment.  Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her Employment at any time.

7.                                      Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant.  By accepting, or being deemed to have accepted, all or any portion of the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

8.                                      Acknowledgements.  The Participant acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (b) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

CYCLERION THERAPEUTICS, INC.

By:

Name:

Title:

Agreed and Accepted:

By
[Participant’s Name]

Signature page to Stock Option Agreement